Exhibit 99.1

FOR IMMEDIATE RELEASE

GENCO SHIPPING & TRADING TO ACQUIRE BALTIC TRADING
Transaction Expected to Create Leader in Drybulk Shipping
with Combined Fleet of 70 Vessels and Aggregate Carrying Capacity of Approximately 5,159,000 dwt

Combined Company Expects to Continue Delivering
Best-in-Class Shipping Services to Charter Customers

Genco Positioned for Continued Shareholder Value Creation

Transaction Expected to Close in the Third Quarter of 2015

New York – April 8, 2015 – Genco Shipping & Trading Limited ("Genco") (OTCBB: GSKNF) and its subsidiary Baltic Trading Limited (NYSE: BALT) ("Baltic Trading") today announced that they have entered into a definitive merger agreement under which Genco will acquire Baltic Trading in a stock-for-stock transaction.  Under the terms of the agreement, Baltic Trading will become an indirect wholly-owned subsidiary of Genco, and Baltic Trading shareholders will receive 0.216 shares of Genco common stock for each share of Baltic Trading common stock they own at closing, with fractional shares to be settled in cash.  Upon consummation of the transaction, Genco shareholders are expected to own approximately 84.5 percent of the combined company and Baltic Trading shareholders are expected to own approximately 15.5 percent of the combined company.  Genco expects to have its stock listed on the NYSE upon consummation of the transaction.

The combined company expects to further extend its leadership position in drybulk shipping and own a combined fleet of 70 drybulk vessels with an average age of 8.8 years and an aggregate carrying capacity of approximately 5,159,000 dwt, consisting of 13 Capesize, eight Panamax, 21 Supramax, four Ultramax, six Handymax and 18 Handysize vessels, after the expected delivery of two Ultramax newbuildings previously contracted by Baltic Trading.

Peter C. Georgiopoulos, Chairman of the Genco and Baltic Trading Boards of Directors said, "This transaction is a natural evolution for Genco and Baltic Trading, and we are confident that it will deliver superior value to the shareholders of both companies. The combined company will be poised to capitalize on opportunities in the current market environment, and we believe the combined platform is well positioned for continued growth as a consolidator in our industry. We look forward to completing this transaction, which has been approved by both companies' independent special committees, and building on our position as a leader in international drybulk shipping to create value for our shareholders."

John C. Wobensmith, President of Genco and President and Chief Financial Officer of Baltic Trading, said, "By combining Genco and Baltic Trading we are creating an industry leader that is well positioned for future growth and expansion, and we are excited about our future prospects.  Through this combination, we expect to benefit from having a larger platform and solid financial position for value creation.  The transaction will simplify our ownership structure, enhance the combined company's scale and operations and reduce overhead.  We appreciate the continued support of our commercial banks and look forward to continuing to provide our charterers around the world with best-in-class shipping services."

In addition to other customary closing conditions, the closing of the transaction is subject to the listing of Genco common stock on the NYSE, the affirmative vote of the holders of a majority of the shares of Genco common stock present and voting at a meeting of Genco shareholders called to consider the transaction, the affirmative vote of the holders of a majority of the outstanding shares of Baltic Trading common stock and Class B stock, voting together as a single class, at a meeting of Baltic Trading shareholders called to consider the transaction and the affirmative vote of the holders of a majority of the outstanding shares of Baltic Trading common stock and Class B stock (excluding shares held by Genco, its subsidiaries, and directors and officers of Baltic Trading who are also directors or officers of Genco) at such Baltic Trading shareholders' meeting. Certain affiliates of Centerbridge Partners, L.P., as shareholders of Genco and/or Baltic Trading, as the case may be, have entered into a voting and support agreement, pursuant to which such shareholders have agreed to vote their shares in favor of the transaction.

The transaction is expected to close in the third quarter of 2015.

The Boards of Directors of both Genco and Baltic Trading established independent special committees to review the transaction and negotiate the terms on behalf of their respective companies.  Both independent special committees unanimously approved the transaction.  The Boards of Directors of both companies approved the merger by unanimous vote of directors present and voting, with Peter C. Georgiopoulos, Chairman of the Board of each company, recused for the vote.

Genco also announced that certain of its wholly-owned subsidiaries have entered into a loan agreement providing for a new $60 million revolving credit facility with ABN AMRO Capital USA LLC and certain other lenders, with an uncommitted accordion feature that, if exercised, will upsize the facility up to $150 million in total.

In addition, Genco announced today that it has entered into an agreement to acquire all of the shares of two single-purpose entities that are wholly owned by Baltic Trading, each of which owns one Capesize drybulk vessel, for an aggregate purchase price of $68.5 million, subject to reduction for approximately $41 million of outstanding first-mortgage debt of such single-purpose entities that is to be guaranteed by Genco and an adjustment for the difference between such single-purpose entities’ current assets and total liabilities as of the closing date.  Baltic Trading had previously determined to divest these vessels to increase its liquidity position and strengthen its balance sheet.  Through the transactions, Genco is acquiring the vessels known as the Baltic Lion and the Baltic Tiger, which will continue operating under their current time charters. The acquisition of the two vessel-owning entities is subject to the completion of customary documentation and closing conditions. The independent special committees of both companies’ Boards of Directors reviewed and approved this transaction, which is expected to close on April 8, 2015.

Houlihan Lokey Capital, Inc. acted as financial advisor to Genco and Genco’s independent special committee, and Milbank, Tweed, Hadley & McCloy LLP acted as legal advisor to Genco’s independent special committee. Blackstone Advisory Partners LP served as financial advisor and Kaye Scholer LLP served as legal advisor to Baltic Trading’s independent special committee.  Evercore Partners Inc. is serving as an advisor to Baltic Trading.  Kramer Levin Naftalis & Frankel LLP serves as regular corporate counsel to Genco and Baltic Trading.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited transports iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes. Excluding Baltic Trading Limited's fleet, Genco owns a fleet of 53 drybulk vessels, consisting of nine Capesize, eight Panamax, 17 Supramax, six Handymax and 13 Handysize vessels, with an aggregate carrying capacity of approximately 3,810,000 dwt.

About Baltic Trading Limited

Baltic Trading Limited is a drybulk company focused on the spot charter market. Baltic Trading transports iron ore, coal, grain, steel products and other drybulk cargoes along global shipping routes. Baltic Trading Limited's current fleet consists of four Capesize, two Ultramax, four Supramax, and five Handysize vessels with an aggregate capacity of approximately 1,221,000 dwt. After the expected delivery of the remaining two Ultramax newbuildings that Baltic Trading has agreed to acquire, Baltic Trading will own 17 drybulk vessels, consisting of four Capesize, four Ultramax, four Supramax and five Handysize vessels with a total carrying capacity of approximately 1,349,000 dwt.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are often, but not always, made through the use of words or phrases such as "may", "believe", "anticipate", "could", "should", "intend", "plan", "will", "expect(s)", "estimate(s)", "projects", "forecast(s)", "positioned", "strategy", "outlook" and other similar words and terms in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management's current expectations and observations, as well as assumptions made by and information currently available to management. Included among the factors that, in the view of Genco and Baltic Trading (collectively, the "Companies"), could cause actual results to differ materially from the forward-looking statements contained in this press release are the following: (i) declines in demand or rates in the drybulk shipping industry; (ii) prolonged weakness in drybulk shipping rates; (iii) changes in the supply of or demand for drybulk products, generally or in particular regions; (iv) changes in the supply of drybulk carriers including newbuilding of vessels or lower than anticipated scrapping of older vessels; (v) changes in rules and regulations applicable to the cargo industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities; (vi) increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general, administrative and management fee expenses; (vii) whether the Companies' insurance arrangements are adequate; (viii) changes in general domestic and international political conditions; (ix) acts of war, terrorism, or piracy; (x) changes in the condition of the Companies' vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Companies' anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures; (xi) the Companies' acquisition or disposition of vessels; (xii) the amount of offhire time needed to complete repairs on vessels and the timing and amount of any reimbursement by the Companies' insurance carriers for insurance claims, including off-hire days; (xiii) the completion of definitive documentation with respect to time charters; (xiv) charterers' compliance with the terms of their charters in the current market environment; (xv) the fulfillment of the closing conditions under, or the execution of additional documentation for, Baltic Trading's agreements to acquire vessels; (xvi) obtaining, completion of definitive documentation for, and funding of financing for

Baltic Trading's vessel acquisitions on acceptable terms; (xvii) the extent to which the Companies' operating results continue to be affected by weakness in market conditions and charter rates; (xviii) the Companies' ability to maintain contracts that are critical to their operation, to obtain and maintain acceptable terms with their vendors, customers and service providers and to retain key executives, managers and employees; (xix) the timing and realization of the recoveries of assets and the payments of claims and the amount of expenses required to recognize such recoveries and reconcile such claims; (xx) Genco's ability to obtain sufficient and acceptable post-restructuring financing; and (xxi) other factors listed from time to time in the Companies' filings with the Securities and Exchange Commission, including, without limitation, each company's Annual Report on Form 10-K for the year ended December 31, 2014 and their respective reports on Form 10-Q and Form 8-K. These forward-looking statements represent the Companies' views only as of the date they are made and should not be relied upon as representing their views as of any subsequent date. The Companies do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Information for Investors and Shareholders

In connection with the proposed transaction between Genco and Baltic Trading, Genco and Baltic Trading intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a Genco registration statement on Form S-4 that will include a joint proxy statement of Genco and Baltic Trading that also constitutes a prospectus of Genco. The definitive joint proxy statement/prospectus will be delivered to shareholders of Genco and Baltic Trading. INVESTORS AND SECURITY HOLDERS OF GENCO AND BALTIC TRADING ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENCO, BALTIC TRADING AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Genco and Baltic Trading through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Genco (when available) will be available free of charge on Genco's internet website at www.gencoshipping.com.  Copies of the documents filed with the SEC by Baltic Trading (when available) will be available free of charge on Baltic Trading's internet website at www.baltictrading.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder.  However, Genco, Baltic Trading, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Genco and Baltic Trading shareholders in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Genco and Baltic Trading will be set forth in the joint proxy statement/prospectus or in an amendment to one or both companies' Annual Report on Form 10-K for the year ended December 31, 2014 when it is filed with the SEC.  These documents will be available free of charge from the sources indicated above.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact

Andy Brimmer / Andrew Siegel / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449